Exhibit 99.1

Hilton
Garden Inn

TownePlace

HOME2
HOME2

JUNE 30, 2012

APPLE REIT TEN *2012 Second Quarter*

DEAR SHAREHOLDER, Key indicators of hotel performance including occupancy, average daily rate and revenue per available room have improved across the U.S. hotel industry in 2012 and according to industry analysts the outlook for the remainder of the year is positive. Apple REIT Ten is committed to maximizing shareholder value through the acquisition, ownership and operation of income-producing real estate. At July 31, 2012, total gross proceeds raised for the Company totaled $650.1 million and our portfolio included 31 Marriott®- and Hilton®-branded hotels with 3,882 guestrooms, strategically diversified across 15 states that were acquired primarily on an all-cash basis. I believe the Company is entering the lodging marketplace at an opportune time and I look forward to continued progress in the coming months.

On July 16, 2012, Apple REIT Ten acquired a 149-room Hilton Garden Inn® in Boca Raton, FL, located in the heart of the city and near Delray beaches. Then, on July 17, 2012, the Company acquired a new 124-room Courtyard® by Marriott® in Houston, TX, conveniently located near Nassau Bay, NASA and the Houston Aquarium. The Company currently has five additional hotels under contract for purchase and our acquisition team continues to work to identify additional strategic real estate opportunities that we believe will grow the value of your investment over the long term.

For the three-month period ending June 30, 2012, our hotels reported an average occupancy of 75 percent, an average daily rate (ADR) of $116 and revenue per available room (RevPAR) of $87 for the period owned by the Company. Modified funds from operations (MFFO) for the second quarter of this year totaled $10.0 million, or $0.19 per share, and for the six-month period ending June 30, 2012, MFFO was $16.3 million, or $0.33 per share. As our period of ownership lengthens, year-over-year comparables will become more meaningful. Thus far, we are pleased with the performance of our hotels during this stage of ownership and anticipate operations will improve as our hotels continue to ramp up and economic conditions strengthen across our markets.

Apple REIT Ten paid distributions of $0.21 per share during the second quarter of this year. The current annualized distribution rate is $0.825 per share. The Company closely monitors our annualized distribution rate, taking into account varying economic cycles and capital improvements, as well as, current and projected hotel performance, and may make adjustments as needed, based on available cash resources. Due to the timing of acquisitions and fundraising, a portion of your 2012 distribution will be treated as return of capital for tax purposes.

As an Apple REIT Ten shareholder, we encourage you to stay informed, ask questions and know your investment. In addition to our correspondences, there are a number of resources available to you including our Prospectus and our filings with the Securities and Exchange Commission which can be found at www.applereitten.com or www.sec.gov.

I remain confident that our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2012	Six months ended June 30, 2012
REVENUES
Room revenue	$28,258	$50,795
Other revenue	2,864	5,149

Total revenue	$31,122	$55,944

EXPENSES
Direct operating expense	$7,358	$13,694
Other hotel operating expenses	11,320	21,310
General and administrative	1,229	2,322
Depreciation	3,803	7,488
Acquisition related costs	290	934
Interest expense, net	1,222	2,322

Total expenses	$25,222	$48,070

NET INCOME
Net income	$5,900	$7,874

Net income per share	$0.11	$0.16

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$5,900	$7,874
Depreciation of real estate owned	3,803	7,488

Funds from operations (FFO)	$9,703	$15,362
Acquisition-related costs	290	934

Modified funds from operations (MFFO)	$9,993	$16,296

FFO per share	$0.19	$0.32
MFFO per share	$0.19	$0.33

WEIGHTED-AVERAGE SHARES OUTSTANDING	51,832	48,713

OPERATING STATISTICS
Occupancy	75%	70%
Average daily rate	$116	$114
RevPAR	$87	$80
Number of hotels	29	29
Distributions per share	$0.21	$0.41

Balance Sheet Highlights (Unaudited)

(In thousands)	June 30, 2012	December 31, 2011
ASSETS
Investment in real estate, net	$484,234	$452,205
Cash and cash equivalents	101,645	7,079
Other assets	19,982	11,938

Total assets	$605,861	$471,222

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$81,963	$69,636
Other liabilities	6,168	5,671

Total liabilities	88,131	75,307
Total shareholders’ equity	517,730	395,915

Total liabilities & shareholders’ equity	$605,861	$471,222

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes the costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2012, and the results of operations for the interim period ended June 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for a full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2011 Annual Report.

COURTYARD
Marriott

Clockwise from left: COURTYARD, OCEANSIDE, CA; HAMPTON INN & SUITES, WINSTON-SALEM, NC; HOMEWOOD SUITES, ROUND ROCK, TX

HOMEWOOD SUITES
Hilton

CORPORATE PROFILE Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Hilton Garden Inn®, Homewood Suites by Hilton®, Home2 Suites by Hilton®, and Hampton Inn & Suites® brands. As of July 31, 2012, the Apple REIT Ten portfolio consisted of 31 hotels with 3,882 guestrooms in 15 states. MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: HILTON GARDEN INN, DENVER, CO; TOWNEPLACE SUITES, NASHVILLE, TN; TOWNEPLACE SUITES, COLUMBIA, SC; FAIRFIELD INN & SUITES, CHARLOTTE, NC; HOME2 SUITES, CHARLESTON, SC; HOME2 SUITES, JACKSONVILLE, NC

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels

ALABAMA
Mobile
ARIZONA
Scottsdale
CALIFORNIA
San Diego
COLORADO
Denver
FLORIDA
Boca Raton, Gainesville (2), Pensacola, Tallahassee
ILLINOIS
Des Plaines, Hoffman Estates, Skokie
INDIANA
Merrillville, South Bend
IOWA
Cedar Rapids (2), Davenport
NORTH CAROLINA
Charlotte, Jacksonville, Winston-Salem
NEBRASKA
Omaha
OHIO
Mason
SOUTH CAROLINA
Charleston, Columbia
TENNESSEE
Knoxville (3), Nashville
TEXAS
Houston, Round Rock
VIRGINIA
Richmond

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitten.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com